Exhibit 99.1

Aeries Technology Reports Results for Second Fiscal Quarter 2025

North America Revenue Up 13.3% Year-Over-Year

Business Re-Focused on Core North American Global Capability Center (GCC) Market

November 19, 2024, NEW YORK – Aeries Technology (Nasdaq: AERT), a global professional services and consulting partner for businesses in transformation mode and their stakeholders, today announced financial results for the fiscal quarter ended September 30, 2024.

“We are taking significant steps, including continued alignment of our cost structure, to re-focus on our core business, which consists mostly of US-based, long tenure, high quality private equity backed portfolio companies. These clients have served as a consistent revenue base for Aeries and we believe the North American GCC market will continue to grow with us,” said Sudhir Panikassery, CEO of Aeries Technology. “Our North America revenue was up 13.3% year-over-year, demonstrating the growth potential behind this shift in focus. We’re seeing strong interest from new prospective core clients and have strong visibility into the pipeline that gives us confidence in our new guidance for fiscal 2025.”

Fiscal Quarter Ended September 30, 2024 (Second Fiscal Quarter 2025) Financial Highlights

Revenues: Revenues for the second fiscal quarter 2025 were $16.9 million, down 4% compared to $17.6 million for the second fiscal quarter of 2024.

North America Revenue: North America revenue for the second fiscal quarter 2025 was $15.7 million, up 13% compared to $13.9 million for the second fiscal quarter of 2024.

Income (Loss) from Operations: Income from operations for the second fiscal quarter 2025 was $(4.1) million, down compared to $1.5 million for the second fiscal quarter of 2024.

Net Income (Loss): Net loss for the second fiscal quarter 2025 was $(2.3) million compared to net income of $0.9 million for the second fiscal quarter of 2024.

Adjusted EBITDA: Adjusted EBITDA for the second fiscal quarter 2025 was negative $(2.3) million compared to $3.0 million for the second fiscal quarter of 2024.

Core Adjusted EBITDA: Core Adjusted EBITDA for the second fiscal quarter 2025 was $0.2 million, down 82% compared to $1.0 million for the second fiscal quarter of 2024.

Conference Call Details

The company will host a conference call to discuss their financial results on Wednesday, November 20, 2024 at 8:30 AM ET. The call will be accessible by telephone at 877-407-0792 (domestic) or 1-201-689-8263 (international). The call will also be available live via webcast on the company’s investor relations website at https://ir.aeriestechnology.com or directly here.

A telephone replay of the conference call will be available following its conclusion at 1-844-512-2921 (domestic) or 1-412-317-6671 (international) with access code 13750295 and will be available until 11:59 PM ET, November 27, 2024. An archive of the webcast will also be available on the company’s investor relations website at https://ir.aeriestechnology.com.

About Aeries Technology

Aeries Technology (Nasdaq: AERT) is a global professional services and consulting partner for businesses in transformation mode and their stakeholders, including private equity sponsors and their portfolio companies, with customized engagement models that are designed to provide the right mix of deep vertical specialty, functional expertise, and digital systems and solutions to scale, optimize and transform a client’s business operations. Founded in 2012, Aeries Technology now has over 1,700 professionals specializing in Technology Services and Solutions, Business Process Management, and Digital Transformation initiatives, geared towards providing tailored solutions to drive business success. Aeries Technology’s approach to staffing and developing its workforce has earned it the Great Place to Work Certification.

Non-GAAP Financial Measures

The Company uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in its underlying operating results and provide additional insight and transparency on how it evaluates the business. The Company uses non-GAAP financial measures to budget, make operating and strategic decisions, and evaluate its performance. The Company has detailed the non-GAAP adjustments that it makes in the non-GAAP definitions below. The adjustments generally fall within the categories of non-cash items. The Company believes the non-GAAP measures presented herein should always be considered along with, and not as a substitute for or superior to, the related GAAP financial measures. In addition, similarly titled items used by other companies may not be comparable due to variations in how they are calculated and how terms are defined. For further information, see “Reconciliation of Non—GAAP Financial Measures” below, including the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.

The Company defines Adjusted EBITDA as net income from operations before interest, income taxes, depreciation and amortization adjusted to exclude stock-based compensation and business combination related costs. The Company defines Core Adjusted EBITDA as Adjusted EBITDA less EBITDA from non-core business. The Company’s core business includes global capability center services provided to private equity-backed companies, primarily in North America, characterized by long-term relationships, recurring contracts, and multi-year revenue streams. In contrast, its non-core business includes consulting services, primarily for customers in the Middle East, which typically involve one-time engagements with extended collection cycles. Moving forward, the Company aims for the majority of its revenue to be generated from its core business, and does not currently plan to enter into new customer contracts outside North America.

Adjusted EBITDA and Core Adjusted EBITDA are key performance indicators the company uses in evaluating our operating performance and in making financial, operating, and planning decisions. The Company believes these measures are useful to investors in the evaluation of Aeries’ operating performance as such information was used by the Company’s management for internal reporting and planning procedures, including aspects of our consolidated operating budget and capital expenditures. Some of the limitations of Adjusted EBITDA and Core Adjusted EBITDA include: each of these measures does not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments or foreign exchange gain/loss; (ii) changes in, or cash requirements for, working capital; (iii) significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt; (iv) payments made or future requirements for income taxes; and (v) cash requirements for future replacement or payment in depreciated or amortized assets; (vi) stock based compensation costs, (vii) Business Combination and transaction related costs, which represent non-recurring legal, professional, personnel and other fees and expenses incurred in connection with potential mergers and acquisitions related activities for the three and six months ended September 30, 2024, and Business Combination related costs for the three and six months related September 30, 2023, (viii) change in fair value of derivative liabilities. Additionally, the Core Adjusted EBITDA does not reflect the provision for expected credit loss / (profit) from non-core business.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “should”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements. These forward-looking statements include but are not limited to, statements regarding our future operating results, outlook, guidance and financial position, our business strategy and plans, our objectives for future operations, potential acquisitions and macroeconomic trends. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Aeries and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, changes in the business, market, financial, political and legal conditions in India, Singapore, the United States, Mexico, the Cayman Islands and other countries, including developments with respect to inflation, interest rates and the global supply chain, including with respect to economic and geopolitical uncertainty in many markets around the world, the potential of decelerating global economic growth and increased volatility in foreign currency exchange rates; the potential for our business development efforts to maximize our potential value; the ability to recognize the anticipated benefits of the business combination with Worldwide Webb Acquisition Corp., which may be affected by, among other things, competition, our ability to grow and manage growth profitably and retain its key employees; the ability to maintain the listing of our Class A ordinary shares and our public warrants on Nasdaq, and the potential liquidity and trading of our securities; changes in applicable laws or regulations and other regulatory developments in the United States, India, Singapore, Mexico, the Cayman Islands and other countries; our ability to develop and maintain effective internal controls, including our ability to remediate the material weakness in our internal controls over financial reporting; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; our financial performance; our ability to continue as a going concern; our ability to make acquisitions, divestments or form joint ventures or otherwise make investments and the ability to successfully complete such transactions and integrate with our business; the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements; the conflicts between Russia and Ukraine, and Israel and Hamas, and any restrictive actions that have been or may be taken by the U.S. and/or other countries in response thereto, such as sanctions or export controls; risks related to cybersecurity and data privacy; the impact of inflation; the impact of the COVID-19 pandemic and other similar pandemics and disruptions in the future; and the fluctuation of economic conditions, global conflicts, inflation and other global events on Aeries’ results of operations and global supply chain constraints. Further information on risks, uncertainties and other factors that could affect our financial results are included in Aeries’ periodic and current reports filed with the U.S. Securities and Exchange Commission. Furthermore, Aeries operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Aeries disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Contacts

Ryan Gardella

AeriesIR@icrinc.com

AERIES TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2024 and March 31, 2024

(in thousands of United States dollars, except share and per share amounts)

	SEPTEMBER 30, 2024	MARCH 31, 2024
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$3,627	$2,084
Accounts receivable, net of allowance of $4,844 and $1,263 as of September 30, 2024 and March 31, 2024, respectively	18,477	23,757
Prepaid expenses and other current assets, net of allowance of $1 and $1, as of September 30, 2024 and March 31, 2024, respectively	7,343	6,995
Total current assets	$29,447	$32,836
Property and equipment, net	3,728	3,579
Operating right-of-use assets	8,486	7,318
Deferred tax assets	3,899	1,933
Long-term investments, net of allowance of $117 and $126, as of September 30, 2024 and March 31, 2024, respectively	1,717	1,612
Other assets, net of allowance of $1 and $1, as of September 30, 2024 and March 31, 2024, respectively	4,683	2,129
Total assets	$51,960	$49,407

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,330	$6,616
Accrued compensation and related benefits, current	2,603	3,119
Operating lease liabilities, current	1,654	2,080
Short-term borrowings	4,482	6,778
Forward purchase agreement put option liability	9,563	10,244
Other current liabilities	13,591	9,288
Total current liabilities	$39,223	$38,125
Long term debt	1,514	1,440
Operating lease liabilities, noncurrent	7,209	5,615
Derivative warrant liabilities	736	1,367
Deferred tax liabilities	130	92
Other liabilities	4,462	3,948
Total liabilities	$53,274	$50,587

Commitments and contingencies (Note 10)

Redeemable noncontrolling interest	685	734

Shareholders’ equity (deficit)
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	-	-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 44,500,426 shares issued and outstanding as of September 30, 2024; 15,619,004 shares issued and outstanding as of March 31, 2024	4	2
Class V ordinary shares, $0.0001 par value; 1 share authorized, issued and outstanding	-	-
Net shareholders’ investment and additional paid-in capital	27,159	-
Accumulated other comprehensive loss	(800)	(574)
Accumulated deficit	(28,679)	(11,668)
Total Aeries Technology, Inc. shareholders’ deficit	$(2,316)	$(12,240)
Noncontrolling interest	317	10,326
Total shareholders’ equity (deficit)	(1,999)	(1,914)
Total liabilities, redeemable noncontrolling interest and shareholders’ equity (deficit)	$51,960	$49,407

AERIES TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and six months ended September 30, 2024 and 2023

(in thousands of United States dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Six Months Ended September 30, 2024	Six Months Ended September 30, 2023
Revenue, net	$16,873	$17,578	$33,540	$33,908
Cost of revenue	13,298	12,754	25,955	24,637
Gross profit	3,575	4,824	7,585	9,271
Operating expenses
Selling, general & administrative expenses	7,670	3,338	28,100	7,008
Total operating expenses	7,670	3,338	28,100	7,008
Income from operations	(4,095)	1,486	(20,515)	2,263
Other income / (expense)
Change in fair value forward purchase agreement put option liability	1,377	-	681	-
Change in fair value of derivative warrant liabilities	(126)	-	631	-
Interest income	88	70	167	134
Interest expense	(135)	(76)	(282)	(199)
Other income / (expense), net	59	126	78	120
Total other income / (expense), net	1,263	120	1,275	55
Income / (loss) before income taxes	(2,832)	1,606	(19,240)	2,318
Income tax (expense) / benefit	526	(679)	1,617	(897)
Net income / (loss)	$(2,306)	$927	$(17,623)	$1,421
Less: Net income / (loss) attributable to noncontrolling interests	(90)	108	(596)	181
Net income / (loss) attributable to redeemable noncontrolling interests	$(26)	$-	$(16)	$-
Net income / (loss) attributable to shareholders’ of Aeries Technology Inc.	$(2,190)	819	(17,011)	1,240

Weighted average shares outstanding of Class A ordinary shares, basic and diluted(1)	44,356,074		41,121,826

Basic and diluted net loss per Class A ordinary share(1)	$(0.05)		$(0.42)

(1)	Net loss per Class A ordinary share and weighted average Class A ordinary shares outstanding are not presented for the periods prior to the Business Combination, as defined in Note 1. For more information refer to Note 15.

AERIES TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended September 30, 2024, and 2023

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Six Months Ended September 30, 2024	Six Months Ended September 30, 2023
Cash flows from operating activities
Net income / (loss)	$(17,623)	$1,421
Adjustments to reconcile net income / (loss) to net cash (used in) / provided by operating activities:
Depreciation and amortization expense	745	661
Stock-based compensation expense	12,746	1,626
Deferred tax (benefit) / expense	(1,907)	(81)
Accrued income from long-term investments	(106)	(92)
Provision for expected credit loss	3,579	15
Profit on sale of property and equipment	(6)	-
Others	(29)	(18)
Change in fair value of forward purchase agreement put option liability	(631)	-
Change in fair value of derivative warrant liabilities	(681)	-
Loss on issuance of shares against accounts payable	342	-
Unrealized exchange gain	(40)	(53)
Changes in operating assets and liabilities:
Accounts receivable	1,264	(1,229)
Prepaid expenses and other current assets	(454)	(3,209)
Operating right-of-use assets	(2,146)	(631)
Other assets	(2,557)	(360)
Accounts payable	863	(996)
Accrued compensation and related benefits, current	(473)	(429)
Other current liabilities	4,552	3,377
Operating lease liabilities	2,176	724
Other liabilities	591	661
Net cash provided by operating activities	205	1,387

Cash flows from investing activities
Acquisition of property and equipment	(982)	(734)
Sale of property and equipment	7	-
Issuance of loans to affiliates	(866)	(769)
Payments received for loans to affiliates	853	694
Net cash used in investing activities	(988)	(809)

Cash flows from financing activities
Net proceeds from short term borrowings	(1,855)	1,270
Payment of insurance financing liability	(440)	-
Proceeds from long-term debt	916	575
Repayment of long-term debt	(820)	(282)
Payment of finance lease obligations	(210)	(211)
Payment of deferred transaction costs	(20)	(1,147)
Net changes in net shareholders’ investment	-	(10)
Proceeds from issuance of Class A ordinary shares, net of issuance cost	4,678	-
Net cash provided by financing activities	2,249	195
Effect of exchange rate changes on cash and cash equivalents	77	(22)
Net increase in cash and cash equivalents	1,543	751
Cash and cash equivalents at the beginning of the period	2,084	1,131
Cash and cash equivalents at the end of the period	$3,627	$1,882

Supplemental cash flow disclosure:
Cash paid for interest	$321	$178
Cash paid for income taxes, net of refunds	$556	$625

Supplemental disclosure of non-cash investing and financing activities:
Unpaid deferred transaction costs included in accounts payable and other current liabilities	$640	$1,454
Equipment acquired under finance lease obligations	$38	$235
Property and equipment purchase included in accounts payable	$1	$4
Settlement of accounts payable through issuance of Class A ordinary shares to vendors	$342	$-

AERIES TECHNOLOGY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

For the three and six months ended September 30, 2024 and 2023

(in thousands of United States dollars, except percentages)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Net income	$(2,306)	$927	$(17,623)	$1,421
Income tax expense	(526)	679	(1,617)	897
Interest income	(88)	(70)	(167)	(134)
Interest expense	135	76	282	199
Depreciation and amortization	371	334	745	661
EBITDA	$(2,414)	$1,946	$(18,380)	$3,044
Adjustments
(+) Stock-based compensation	-	252	12,746	1,626
(+) Business Combination and transaction related costs	1,370	741	5,052	1,171
(-) Change in fair value of derivative liabilities	(1,251)	-	(1,312)	-
Adjusted EBITDA	$(2,295)	$2,939	$(1,894)	$5,841
(+) Loss / (Profit) from non-core business	2,478	(1,929)	3,513	(3,184)
Core adjusted EBITDA	183	1,010	1,619	2,657
Revenue	16,873	17,578	33,540	33,908
Adjusted EBITDA margin [Adjusted EBITDA / Revenue]	(13.6)%	16.7%	(5.6)%	17.2%

REVENUE BREAKOUT BY GEOGRAPHY

For the three and six months ended September 30, 2024 and 2023

(in thousands of United States dollars)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
North America	$15,728	$13,879	$31,235	$26,366
Asia Pacific and Other	1,145	3,699	2,305	7,542
Total revenue	$16,873	$17,578	$33,540	$33,908